Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 14, 2023, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Amtech Systems, Inc. on Form 10-K for the year ended September 30, 2023. We consent to the incorporation by reference of said reports in the Registration Statements of Amtech Systems, Inc. on Forms S-8 (File Nos. 333-263875, 333-204431, 333-196940, 333-196937, 333-131051, 333-145454, 333-09911, 333-168606, 333-168607).

/s/ GRANT THORNTON LLP

Phoenix, Arizona December 14, 2023